JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

J.P. Morgan Real Estate Income Trust, Inc. Acquires Infill Logistics and Storage Portfolio in

Florida’s Tampa Market

NEW YORK, November 7, 2024 -- J.P. Morgan Real Estate Income Trust, Inc. (JPMREIT) announced today the acquisition of a strategically positioned two-site, three-building infill logistics and storage portfolio totaling 154,490 square feet located in Tampa and Pinellas Park, FL. The properties are fully leased to PODS, a leading moving and storage company founded and headquartered in the Tampa area. The total purchase price was $25.8 million (exclusive of closing costs).

This investment allows JPMREIT to access infill logistics facilities in one of the fastest-growing metropolitan areas in the U.S. Located in densely populated areas with close proximity to major highways, the portfolio is well-positioned to help meet the increasing demands for business and personal storage.

"We continue to see strong infill industrial demand for high-quality assets in expanding markets, particularly in areas with significant population growth and limited supply," said Doug Schwartz, Co-President of JPMREIT. "With infill industrial assets experiencing healthy fundamentals and long-term demand tailwinds, this sector remains a high-conviction theme for JPMREIT. This acquisition not only strengthens our portfolio but also aligns with our strategy to invest in high-growth regions.”

For more information about this investment and other JPMREIT properties, please visit the Portfolio page on its website.

About JPMREIT

JPMREIT leverages J.P. Morgan Asset Management’s more than 60 years of real estate investment experience and invests in stabilized, income-producing assets and development positioned to benefit from the way people live, work and consume in the new economy. JPMREIT is externally advised and sponsored by J.P. Morgan Investment Management Inc.

Forward-Looking Statements. This press release contains forward-looking statements about the business of JPMREIT and the infill industrial sector within the real estate market. These forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “continue,” “may,” “will,” “should,” “anticipate,” “intend" or other similar words or the negatives thereof. These may include statements about plans, objectives, intentions and expectations with respect to JPMREIT’s real estate investments and expected real estate acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in JPMREIT’s annual report

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

for the most recent fiscal year, and any such updated factors included in JPMREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in JPMREIT’s public filings. Except as otherwise required by federal securities laws, JPMREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

About J.P. Morgan Asset Management

J.P. Morgan Asset Management, with assets under management of $3.5 trillion (as of 9/30/2024), is a global leader in investment management. J.P. Morgan Asset Management's clients include institutions, retail investors and high net worth individuals in every major market throughout the world. J.P. Morgan Asset Management offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity. For more information: www.jpmorganassetmanagement.com.

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.2 trillion in assets and $346 billion in stockholders’ equity as of September 30, 2024. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com